EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MCB Financial Corporation on Form S-8 of our report dated January 14, 2000, appearing in the Annual Report on Form 10-KSB of MCB Financial Corporation for the year ended December 31, 1999.

/s/Deloitte & Touche LLP

San Francisco, California
August 28, 2000